EXHIBIT 99.1

SOUTHWESTERN ENERGY COMPANY
May 14, 2003

HAROLD M. KORELL: I intend to give you a presentation on the status of Southwestern Energy today. And to begin that, I think this slide is a good opening. It represents the cover of our annual report this year, and some people have asked me the significance of it. It surprised me that I got this question the other day from a publisher, but it was about the significance and what did this mean. And simply it is, the formula is the key to unlocking value. And the formula we all have come to know the meaning of, and we'll talk a little bit about today, as we go through this material.

To characterize Southwestern Energy size-wise, we ended last year at a reserve size of about 415 Bcfe of reserves. We're 90 percent natural gas, so we're heavily leveraged to the gas market. Our strategy has been built around the concept of generating ideas and opportunities in-house; generally that means to us prospects to drill. We have been what people would term an "organic growth" strategy company. We have a combination of low risk development opportunities and then seeded in with that are some of the higher risk, but higher potential, higher-rate type of wells that we would be pursuing in South Louisiana.

Our track record is good; we've had a track record of adding significant reserves at a low cost. Over the past four years, we have had an average growth in production of 7 percent and a reserve replacement ratio - meaning how much are you finding versus what you're producing each year - a reserve replacement ratio of nearly 200 percent. And finding and development costs of $1.07 per Mcfe, something we're very proud of - particularly proud of, that during a time period in which we were kind of constrained in our capital, and in fact, paid down $50 million dollars in debt during that time period, out of our cash flow.

The formula - when I talk about this, it's kind of interesting. When you talk to institutional investors and you get to this point, and they're usually trying to flip to the next page, because formulas like this seem like soft material to them. But R2/A = V+ - the right people doing the right things, wisely investing the cash flow from the underlying assets to create value. And when you stop and say, "And what do we mean by 'wisely investing the cash flow'?" And those of us who are here from the Company know that it means we are driven by investing the cash that we have in projects that give us the highest discounted present value created for each dollar we invest - we call it PVI internally. And that catches some people's eye, because it's not the normal story they hear.

To talk a little bit about 2002, and we'll touch just for a moment on 2003, but some important things in each of our operating businesses in 2002. In our E&P company, we produced 40.1 Bcfe of oil and gas last year, compared to 39.8 Bcfe the prior year. The 40 Bcfe is a record year for us. We added, as I said earlier, over 200 percent, 209 percent, of new reserves. By that we mean that we found enough to replace what we produced, and then 100 percent more than that - at a finding cost of $1.02 per Mcfe. And for those of you who don't know is that good or bad? - the 40-company, independent E&P company survey we have done shows that number was $1.30 per Mcfe for 40 public independents that reported last year. So we've done quite well.

Drilling and production performance at Overton - this field in East Texas, I want to tell you just a little bit about - has gone very well.

In the utility area, we had a good year as the economy in Northwest Arkansas continues to be robust and grow. We added 3,300 new retail customers there last year. But even more important to our financials, I think, for this year, will be the rate case that was filed in November of last year. We are requesting an $11 million dollar rate increase; that proceeding is now taking place and the outcome will occur in September of 2003. We don't know where that will come down, but we do know that it's an important matter. We have not been in for a rate increase since 1996, and it is an important matter, because we are not earning the kind of returns in the utility right now that we need to. So that proceeding is important.

To talk a little bit about the first quarter of this year - we did a follow-on offering, meaning we offered stock to the Street. We did that in February, and I think it was around February 27th that we closed that deal. It was a very exciting process; it was very hard work. Greg Kerley and Brad Sylvester and I, as well as Kolja Rockov, who is with RBC, that I see sitting back there - visited some 102 institutional investors face-to-face in ten days, in fourteen cities. And the offering was well received. We went out with an offering of about 5.5 million shares. When we finished, we had orders for four times that number. And were able to complete it at 9.5 million shares, which raised $103 million dollars. And it's not all talk, by any means - it's not just talk, it's a focus on value add per dollar invested, and the track record that people in the Company have delivered on.

That has done some really good things for us. The primary use of the funds was to fund an accelerated drilling program at Overton, but at the same time, raising the capital that we did has moved our debt-to-capitalization ratio down to 44 percent at the end of the first quarter, versus 66 percent at the end of 2002, versus 74 percent at the end of 2000, after we lost the $109 million dollar lawsuit. So a significant change, a paradigm shift, really, in how this Company looks.

Just to chronicle graphically the track record over the past four years - production, which is an important indicator that people watch. I mentioned we've grown at 7 percent, as the graph would show there - produced 40 Bcfe last year. And remember that number, because it's important to another slide I have in here. Reserve additions, 83 Bcfe last year, so we found twice as much as we produced - that's what shows in the reserve replacement ratio. And then the finding and development cost at a very nice level over the four-year period, one we're quite proud of.

I want to talk to you just a little bit about strategy areas, business segments - some of that on this slide. Two basic businesses, the E&P segment and the utility segment. The E&P segment generates 85 percent of our net income and 85 percent of our EBITDA. Although the utility does deliver free cash flow, that is important in the overall mix.

As far as the areas that we're focused on, starting sort of at the top there - the Arkoma Basin. You can see that nearly half of the Company's assets and production is still in the Arkoma Basin. It's an area that we continue to drill actively in. East Texas there is an area that's very active in drilling, and we'll talk more about that in just a moment. Low-risk types of activities in both the Arkoma and East Texas. The Gulf Coast area is primarily where we're doing our exploration. I will point out while I'm here, we used to have assets over here in the Western part of Oklahoma; we did sell those last year, and have exited that area.

Our capital investments. It's a pretty dramatic slide. When you look at the bar chart by year, it shows the amount of capital and it shows also the categories of capital, and probably the thing that stands out the most here is the jump from $92 million dollars in 2002 to nearly $159 million dollars of capital in 2003. That's a 70+ percent increase in capital spending. You know, when we were on this road show, one of the most often asked questions was, why is no one drilling? You know, and the big question - why are E&P companies not drilling?

Well, one thing I can say is - and I don't want to try and answer that here - but we are drilling. And this increase in capital investing is for drilling, as you can see by the sum of the red and the blue bars on that graph. 83 percent of our capital this year will go to drilling, and that's how you find oil and gas, is in drilling. You can see the other categories of expenditure. And primarily the increase in drilling this year is associated with the Overton Field, that I want to tell you a little more about.

The pie chart down in the right-hand corner there shows by strategy area - East Texas, where Overton is, is taking the bulk of our CapEx, 54 percent. Arkoma, about 18 percent. Gulf Coast, which is primarily exploration - smaller, percentage-wise. And then the other project areas are shown.

I want to talk to you a little bit about Overton. It's been a great project. We bought this property back in mid-year of the year 2000. When we bought it, there were only sixteen wells out there. So all of those yellow wells weren't there. Just 16 of them were drilled at the time. We bought it from FINA. They had drilled one well per 640 acres, so one well per square mile. Most of this part of East Texas at the Cotton Valley sand level has been drilled down to 80-acre spacing, and we were interested in it because we thought at some point we could drill infill wells. A lot of work was done to get ready for that, and we started the drilling in 2001. And you can see by the table, we drilled 15 wells there in 2001, and then 18 wells in 2002. All with very good results.

As we were putting the plan together for 2003, we had various scenarios to look at as a Company. And living within our cash flow, we could see that we could drill maybe another 18 wells this year at Overton. And we looked at a separate alternative, and that was raising equity, which is what the follow-on offering was about, to accelerate the drilling. The desire there was built around the fact that gas prices are at an elevated level right now, and our efficiencies in drilling and our rig rates tended to be disconnected. In other words, we were catching rig rates at a fairly low level.

As we looked at the PVI of that project, we thought it was best to go out and raise equity to accelerate the drilling, and to drill more wells than 18 this year and next year, and capture - by locking in the gas prices - that value-add with an accelerated program. Which we would see as drilling some 53 wells at Overton this year, which would fill it in something like that, and then in 2004, to drill, say, another 50+ wells. After we've developed the Northern part, the part shown in the lighter green color, at Overton, down to 80-acre spacing, it still leaves us the potential to drill additional wells in the South Overton area, where we have a farm-in, and then eventually possibly doing spacing that's down even further than 80-acre spacing. That's what drove the equity offering, and this is the way we would anticipate the development to eventually look here over the next two years.

We do this for economic reasons When you look at economics of this, if one assumes a gas price of $4.00 per Mcf, which is what we were kind of looking at when we were deciding about this in January, the operating costs out there are about 30 cents per Mcf, so that gives you a cash profit of $3.70 per Mcf. And with the finding and development costs - the costs to drill the wells and equipment - of about 85 cents per Mcf, or a well cost of $1.5 million dollars per well -- we create out of that a PVI, discounted present value added, by doing that, of $1.90, so almost 2:1.

And another way to think about this that was well-received by the people we met with on our offering is that if we drill 100 wells in the next two years and we invest $1.5 million per well, we are in essence investing $150 million in drilling in the time period. If we're creating $1.00 of incremental value for each dollar we invest, we'll be creating $150 million of incremental value for our shareholders and with more or less 30 million shares out there, that represents $5.00 a share of value add, just in this Overton project. That's what drove the offering.

What would production look like from this? The red line shows what the performance had been at the field. Back when we bought it, it was down here at this flat level and you can see the impact of having one drilling rig out there for a period and then two for a period and so you can see the increase in production rate. We would've anticipated, if we would have continued to drill 18 wells a year, it would've looked like the blue curve.

On the other hand, if we are to accelerate this program to 4 rigs drilling continuously for two years, that we would be able to achieve the upper line, the red line. I told you earlier to remember the 40 Bcfe of production number that we produced last year in total for the Company. We forecast here, out of Overton that we would produce, in 2004, 18-20 Bcfe just out of Overton, so this has the opportunity to drive the Company going forward.

I want to talk a little bit about and brag about our operating group here in regard to Overton. Some people, one of the key questions always was well why didn't FINA do this? That's who we bought the property from. Why didn't they do this? Why aren't they out there drilling and how were you able to buy this property for $6 million a couple years ago?

Well, this is part of the answer. When FINA had it, it was taking them 55 days to drill a well, on average, so they had drilled 16 at 55 days per well. Our guys worked that down to 35 days in 2001, so they saved 20 days and when you consider these drilling operations are fairly expensive per day, it reduces the well cost a lot. In 2002, they'd worked the average down to 27 days to drill a well and, Alan, I think the average for this year on the 14 we drilled in the first quarter was 24 days.

So, we're continuing to reap the benefits of a continuing large-size operation, where the learning curve builds on the investment side. In addition to that, the way that the wells are being fracture stimulated, as the box indicates there, we've been able to increase the initial producing rates here by 200%. So, overall, the economics are greatly enhanced.

Now let's move on the Arkoma Basin, which has always been an important part of the Company and will continue to be. This just shows a map of what we call the Arkoma Basin and this line here would be the Oklahoma/Arkansas state line. The yellow area is kind of the productive area of the basin. The Company has been involved here for 60 years, I guess, in drilling in the Arkoma Basin. We have a large acreage position, some 385,000 gross acres, have an interest in about 800 wells here, and each year John Thaeler and his team of people continue to generate opportunities to drill.

You can see by the results that they are good, our finding a development cost shown there in the box of a little over $1.00 per Mcfe and the economics of that are just excellent. This year, I think the plan is to drill about 35 wells in the Arkoma and to do a large number of workovers, 50 to 60 workovers as the engineering team has found a lot of things to do on these old wells. Many of which were drilled back when there was a surplus of gas supply in the Arkoma Basin and now the inverse is really true. So, the workover program has been good.

One of the areas that we've been active in drilling in is the Ranger Anticline, shown down here. We've drilled 17 wells there; 14 have been successful. You can see very low finding and development costs. This year we were able to get approval to down space that. That had been spaced at one well per 640 acres and we've now been able to down space that to one well per 80 acres. This year we will be undertaking the beginning of down spacing there. Not a wholesale project like Overton, because it's a little trickier geology there; nonetheless a very good project.

To talk a little bit about our exploration, which is primarily in South Louisiana. This map shows our activity area. The block shows our results over the past three years - our F&D cost is about $1.83 per Mcfe, a lot higher than the Arkoma Basin, a lot higher than the East Texas, about like ones you see playing the Gulf of Mexico in the water. What makes it work, though, is that the rates are generally a whole lot higher out of these wells than they are compared to other areas. Size of the prospects is much greater, but risk is higher.

We've drilled, I think it's about 19 wildcats here, with the new team of people from 1999 forward, and 8 have been successful. They're shown in those flags and they're in various stages of life. Some are still producing at the initial rates and some have had water production and are near the end of their life. We will have an active program drilling here this year and that's shown on the map as wells with derricks.

We have drilled two wildcats to date. Our Jericho prospect up there between Havilah and Horeb was dry in the primary objective, but we had a bail out zone we completed in and we've been drilling on our Shiloh prospect here. We have disappointing news in that we have encountered some mechanical problems, actually gotten down through the pay zone, so we had mud logs, but were not able to log it. We've gotten stuck and we are temporarily abandoning that well right now pending further evaluation as to what we'll do there, but mechanically, we'd gotten ourselves to a small hole size and just couldn't get it on down.

The rest of the year we have the exciting activity at Duck Lake. That's an area that I talked about last year at this meeting, where we shot 3D seismic here and that work is in progress, prospects are being identified and we'll begin drilling, I think, Richard, probably in the third quarter is the Duck Lake project. So, we have an exciting year remaining. We do need to have some success here in South Louisiana this year. We did not have a significant discovery last year and so we're very anxious to get into Duck Lake and do some of that drilling.

We always try to have an outlook out for Wall Street, and the investing public, a sense about what our goals and objectives are for the year. Starting at the top with production targets, we're anticipating that we'll produce 42-44 Bcfe of gas equivalents this year, which would be a growth rate of 5-10 percent. Remember I told you earlier that we sold the Western part of Oklahoma last year, so we're having to make up for what we would have produced there had we not sold it. Those growth rates would have been in the 11-16 percent. Next year, we begin to see the real impact of the Overton drilling, where we're so heavily investing now, drilling actively now, because we get those wells on production and we start to see the impact.

As we look at financials in the lower part of this graphic, 2002 actuals, those are our numbers for last year, highlighting the cash flow line. We had cash flow of about $80 million last year. And then over to right are shown what we would anticipate the range of our cash flow to be if the NYMEX gas price averages a couple of different prices and the oil price. If gas averages $4.25 for 2003, then we would generate $117-120 million of cash flow and everyone assures me that there's hardly any way that gas could average $4.25 now, because it's been so high for the early part of the year.

So, we're probably looking further out to the right, which means that we are very healthy on cash flow. In fact, if you look at the strip currently, it would average more than $5.00. So we're going to have ample cash flow this year for the first time in the Company's history - not the Company's history, but in my history with the Company - and have some room to move around and not be strained in terms of what we can fund on opportunities.

So, do we really have the right people doing the right things and are we wisely investing the cash flow, and I think that there are at least three parameters that one ought to keep an eye on to determine that. One is the finding and development cost, which as the yellow line shows, we have brought down to just a little over $1.00 per Mcfe and it stands very well against a peer group.

The second is reserve replacement, again that ratio meaning new reserves added in the year, divided by the production for that year and its an indicator of whether you're shrinking or growing. If you aren't above 100 percent, it means you're producing yourself out of business and we've moved that up into the 200 percent range and so are very pleased with that.

The final one, always harder to understand for non-financial people, but the discounted value added per dollar invested, that PVI ratio. The right-hand side of the equation is really it and we seek to invest in the projects that will give us a 1.3 to 1.5 present value add, PVI ratio and we've been achieving that, as this shows. We're very proud of that and I think one thing that differentiates Southwestern Energy from many others of the small public companies.

This one, also, I'm just so happy to show. I think it's the first year we've shown this since I've been here, but this is our year-to-date stock performance versus a peer group and there's one there, Meridian Resources, who's above us. But year-to-date, in spite of the fact that we issued 37 percent more shares of our stock, our stock is up 26 percent and it's something that we're very proud of and very happy.

Another statistic that I think is kind of fun to talk about is our market capitalization, meaning the number of shares out times our stock price, at the end of 1999, our market cap was $182 million. At the close of business yesterday, it was $513 million, so from a market standpoint, a significant move up and credit to the people, many of whom are this room and listening to this telecast in their conference rooms should be proud of.

So where are we going from here? What's the road to V+? The right-hand side of the equation, its back to bullet point number one. We want to invest in the projects that will give us the highest discounted value added per dollar that we put in there. Overton is a great example of that and I think a good example of the opportunistic nature of the management team to go out and raise the capital, to accelerate that project and lock in that economic gain for shareholders.

We want to maximize our cash flow, we always need to keep our revenues up as high as we can and watch our costs. We have to continue to work towards controlling costs. Stay the course with our balanced strategy. We like the Arkoma Basin and we like East Texas and we like what we're doing in South Louisiana and you'll probably be seeing us staying close to home. Deliver the numbers. We know that people on Wall Street like to keep an eye on growth in production reserves and we do too, but not at the expense of value add per dollar invested, so our focus will continue to be on that.

That pretty much wraps up what I intended to say in terms of a presentation about the Company, except to say that it hasn't been in this good of shape in the time that I've been here and we're very optimistic about where we're going from here. Thank you.